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                             BROKER-DEALER AGREEMENT

                                      AMONG

                              THE BANK OF NEW YORK
                                AS AUCTION AGENT


                      ------------------------------------
                                AS BROKER-DEALER


                            DATED AS OF JUNE 14, 2002


                                   RELATING TO

              MUNICIPAL AUCTION RATE CUMULATIVE PREFERRED SHARES OF
                     BLACKROCK FLORIDA MUNICIPAL BOND TRUST

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         BROKER-DEALER AGREEMENT dated as of June 14, 2002 (this "Agreement"), among (i) The Bank of New York, a New York banking corporation, as auction agent (the "Auction Agent") (not in its individual capacity but solely as agent) pursuant to authority granted to it in the Auction Agent Agreement, (ii) BlackRock Florida Municipal Bond Trust, a Delaware business trust (the "Trust"), and (iii) each broker-dealer whose name appears on the signature page hereof, as broker-dealer (together with its successors and assigns as such hereinafter referred to as "BD").

         The Trust intends to issue shares of one or more series of Municipal Auction Rate Cumulative Preferred Shares, liquidation preference $25,000 per share (the "Preferred Shares"). The shares of each series of Preferred Shares shall be issued in book-entry form through the facilities of the Securities Depository. References to "Preferred Shares" in this Agreement shall refer only to the beneficial interests in the Preferred Shares unless the context otherwise requires.

         The Auction Procedures require the participation of a Broker-Dealer.

         NOW, THEREFORE, in consideration of the premises and mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Auction Agent, the Trust and BD agree as follows:

                  1.       DEFINITIONS AND RULES OF CONSTRUCTION

                  1.1 TERMS DEFINED BY STATEMENT OF PREFERENCES. Capitalized terms not defined herein shall have the respective meanings specified in the Statement.

                  1.2 TERMS DEFINED HEREIN. As used herein and in the Settlement Procedures, the following terms shall have the following meanings, unless the context otherwise requires:

                           (a)      "Agent Member" of any Person shall mean the
member of, or participant in, the Securities Depositary that will act on behalf of a Bidder.

                           (b)      "Agreement" with respect to the Trust shall
mean this Agreement as may be amended in writing with written consent of the Trust.

                           (c)      "Auction" shall have the meaning specified
in Section 2.1 hereof.

                           (d)      "Auction" Procedures" shall mean the auction
procedures constituting Part II of the form of Statement as of the filing thereof.

                           (e)      "Authorized Officer" of the Auction Agent
shall mean each Senior Vice President, Vice President, Assistant Vice President, Assistant Treasurer and Assistant Secretary of the Auction Agent assigned to its Corporate Trust and Agency Group and every other officer or employee of the Auction Agent designated as an "Authorized Officer" for purposes hereof in a communication to the Trust.

                           (f)      "Preferred Shares" shall mean the preferred
shares, par value $.001 per share, of the Trust designated as its "Auction Rate Municipal Preferred Shares" and bearing such further designation as to series as the Board of Trustees, as the case may be, of the Trust or any committee thereof shall specify; as set forth in the Request and Acceptance Letter.

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                           (g)      "Settlement Procedures" shall mean the
Settlement Procedures attached to the Auction Agent Agreement as Exhibit B.

                           (h)      "Statement" shall mean the Statement of
Preferences of Auction Rate Municipal Preferred Shares, as the same may be amended, supplemented or modified from time to time.

                           (i)      "Trust Officer" shall mean the Chairman and
Chief Executive Officer, the President, each Vice President (whether or not designated by a number or word or words added before or after the title "Vice President"), the Secretary, the Treasurer, each Assistant Vice President, each Assistant Secretary and each Assistant Treasurer of the Trust and every other officer or employee of the Trust designated as a "Trust Officer" for purposes hereof in a notice to the Auction Agent.

                  1.3 RULES OF CONSTRUCTION. Unless the context or use indicates another or different meaning or intent, the following rules shall apply to the construction of this Agreement:

                           (a)      Words importing the singular number shall
include the plural number and vice versa.

                           (b)      The captions and headings herein are solely
for convenience of reference and shall not constitute a part of this Agreement nor shall they affect its meaning, construction or effect.

                           (c)      The words "hereof," "herein," "hereto," and
other words of similar import refer to this Agreement as a whole.

                           (d)      All references herein to a particular time
of day shall be to New York City time.

                           (e)      This Agreement shall apply separately but
equally to all series of Preferred Shares that may be issued. Section 1 and 2 hereof shall be read in conjunction with the Statement and in the event of any conflict with the Statement, the Statement shall take precedence.

                  1.4 WARRANTIES OF BD. BD hereby represents and warrants that this Broker-Dealer Agreement has been duly authorized, executed and delivered by BD and that, assuming the due authorization, execution and delivery hereof by the Auction Agent, this Broker-Dealer Agreement constitutes a valid and binding agreement of BD, enforceable against it in accordance with its terms. BD's representations and warranties in this Section 1.4 shall survive the termination of this Agreement.

                  2.       THE AUCTIONS

                  2.1 PURPOSE; INCORPORATION BY REFERENCE OF AUCTION PROCEDURES AND SETTLEMENT PROCEDURES.

                           (a)      On each Auction Date, the provisions of the
Auction Procedures will be followed by the Auction Agent for the purpose of determining the Applicable Rate for the


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Preferred Shares for the next Dividend Period. Each periodic implementation of such procedures is hereinafter referred to as an "Auction."

                           (b)      All of the provisions contained in the
Auction Procedures and the Settlement Procedures are incorporated herein by reference in their entirety and shall be deemed to be a part of this Agreement to the same extent as if such provisions were fully set forth herein.

                           (c)      BD agrees to act as, and assumes the
obligations of and limitations and restrictions placed upon, a Broker-Dealer under this Agreement.

                           (d)      BD acknowledges and agrees that each
provision of the Auction Procedures that requires BD to perform an obligation or procedure is hereby incorporated herein by reference and that this Agreement shall constitute the Trust's instruction, and BD hereby agrees, to perform such obligations and procedures without further request by or instructions from the Trust.

                           (e)      BD may participate in Auctions for its own
account.

                  2.2      PREPARATION FOR EACH AUCTION.

                  (a) Not later than 9:30 a.m. on each Auction Date, the Auction Agent shall advise BD by telephone or other electronic means, to be confirmed in writing by the Auction Agent, of the Maximum Rate, Reference Rate(s) and Treasury Note Rate(s).

                  (b) BD shall cause the Maximum Rate to be communicated as promptly as practicable to its customers who hold or may be interested in acquiring Preferred Shares.

                  (c) As promptly as practicable after determining each Auction Date, but not later than 9:15 a.m. on the Business Day preceding such Auction Date, the Auction Agent shall notify BD, by such means as the Auction Agent deems practicable, of the scheduled date of such Auction Date. If the Auction Date for any Auction shall be changed after the Auction Agent has given such notice or the notice referred to in clause (vii) of paragraph (a) of the Settlement Procedures, the Auction Agent, by such means as the Auction Agent deems practicable, shall give notice of such change to BD not later than the earlier of (x) 9:15 a.m. on the Business Day preceding the new Auction Date, and
(y) 9:15 a.m. on the original Auction Date. Thereafter, BD shall promptly notify customers of BD that are Existing Holders of such change in the Auction Date.

                  (d) If required by applicable law, or requested by the Auction Agent, BD shall provide a list of Existing Holders based upon inquiries of those Persons such Broker-Dealer believes are Beneficial Owners as a result of the most recent Auction to the Auction Agent promptly after any date so requested by the Auction Agent. The Auction Agent shall keep confidential any such information, including information received as to the identity of Bidders in any Auction, and shall not disclose any such information so provided to any Person other than the other parties hereto, provided that the Auction Agent each reserves the right to disclose any such information if (a) it is ordered to do so by a court of competent jurisdiction or a regulatory, judicial or quasi-judicial agency, (b) it is advised by its counsel that its failure to do so would be unlawful or (c) failure to do so would expose the Auction Agent to loss, liability, claim, damage or expense for which it has not received indemnity satisfactory to it.


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                  (e)      BD agrees to maintain a list of customers relating to
a series of Preferred Shares and to use its best efforts, subject to existing laws and regulations, to contact the customers on such list whom BD believes may be interested in participating in the Auction on each Auction Date, as a Potential Holder or a Potential Beneficial Owner, for the purposes set forth in the Auction Procedures. Nothing herein shall require BD to submit an Order for any customer in any Auction.

                  (f) The Auction Agent's registry of Existing Holders of shares of a series of Preferred Shares shall be conclusive and binding on BD. BD may inquire of the Auction Agent between 3:00 P.M. on the Business Day preceding an Auction for shares of a series of Preferred Shares and 9:30 A.M. on the Auction Date for such Auction to ascertain the number of shares of such series in respect of which the Auction Agent has determined BD to be an Existing Holder. If BD believes it is the Existing Holder of fewer shares of such series than specified by the Auction Agent in response to BD's inquiry, BD may so inform the Auction Agent of that belief. BD shall not, in its capacity as Existing Holder of shares of such series, submit Orders in such Auction in respect of shares of such series covering in the aggregate more than the number of shares of such series specified by the Auction Agent in response to BD's inquiry.

                  2.3      AUCTION SCHEDULE; METHOD OF SUBMISSION OF ORDERS.

                           (a)      The Auction Agent shall conduct Auctions in
accordance with the schedule set forth below. Such schedule may be changed at any time by the Auction Agent with the consent of the Trust, which consent shall not be unreasonably withheld. The Auction Agent shall give written notice of any such change to BD which shall have the right to review such change. Such notice shall be received one Business Day prior to the first Auction Date on which any such change shall be effective.


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
TIME                                                  EVENT
By 9:30 a.m.                                          Auction Agent advises the Trust and the
                                                      Broker-Dealer of the applicable Maximum Rate
                                                      and the Reference Rate(s) and Treasury Note Rate(s)
                                                      as set forth in Section 2.2(a) hereof.

9:30 a.m. - 1:30 p.m.                                 Auction Agent assembles information communicated
                                                      to it by Broker-Dealer as provided in Section
                                                      2(a) of the Auction Procedures.  Submission
                                                      Deadline is 1:30 p.m.

Not earlier than                                      Auction Agent makes determinations pursuant to
1:30 p.m.                                             3(a) of the Auction Procedures.

By approximately                                      Auction Agent advises the Trust of results of
3:30 p.m.                                             Auction as provided in Section 3(b) of the
                                                      Auction Procedures. Submitted Bids and
                                                      Submitted Sell Orders are accepted and rejected in
                                                      whole or in part and Preferred Shares are
                                                      allocated as provided in Section 4 of the Auction
                                                      Procedures. Auction Agent gives notice of Auction
                                                      results as set forth in paragraph (a) of the
                                                      Settlement Procedures.

                           (b)      BD may designate one or more individuals in
its organization who will coordinate its procedures in connection with Auctions and purchases and sales of shares of any series of Preferred Shares.

                           (c)      BD agrees to handle its customers' order in
accordance with its duties under applicable securities laws and rules.

                           (d)      To the extent that pursuant to Section 4 of
the Auction Procedures of the Trust, BD continues to hold, sells or purchases a number of shares that is fewer than the number of shares in an Order submitted by BD to the Auction Agent in which BD designated itself as an Existing Holder or Potential Holder in respect of customer Orders, BD shall make appropriate pro rata allocations among its customers for which it submitted Orders of similar tenor. If as a result of such allocations, any Beneficial Owner would be entitled or required to sell, or any Beneficial Owner would be entitled or required to purchase, a fraction of a Preferred Share on any Auction Date, BD shall, in such manner as it shall determine in its sole discretion, round up or down the number of Preferred Shares to be purchased or sold on such Auction Date


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by any Beneficial Owner or Potential Beneficial Owner on whose behalf BD submitted an Order so that the number of shares so purchased or sold by each such Beneficial Owner or Potential Beneficial Owner on such Auction Date shall be whole shares.

                           (e)      BD shall submit Orders to the Auction Agent
in writing in substantially the form attached hereto as Exhibit A. BD shall submit separate Orders to the Auction Agent for each Potential Holder or Existing Holder on whose behalf BD is submitting an Order and shall not net or aggregate the Orders of Potential Holders or Existing Holders on whose behalf BD is submitting Orders.

                           (f)      BD shall deliver to the Auction Agent a
written notice, substantially in the form attached hereto as Exhibit B, of transfers of Preferred Shares made through BD by an Existing Holder to another Person other than pursuant to an Auction and a written notice, substantially in the form attached hereto as Exhibit C, of the failure of any Preferred Shares to be transferred to or by any Person that purchased or sold Preferred Shares through BD pursuant to an Auction. The Auction Agent is not required to accept any notice delivered pursuant to the terms of the foregoing sentence with respect to an Auction unless it is received by the Auction Agent by 3:30 p.m. on the Business Day next preceding the applicable Auction Date.

                  2.4      NOTICES.

                           (a)      On each Auction Date, the Auction Agent
shall notify BD by telephone or facsimile (or other electronic means acceptable to both parties) of the results of the Auction as set forth in paragraph (a) of the Settlement Procedures. By approximately 11:30 A.M. on the Business Day next succeeding such Auction Date, the Auction Agent shall notify BD in writing of the disposition of all Orders submitted by BD in the Auction held on such Auction Date.

                           (b)      BD shall notify each Existing Holder or
Potential Holder on whose behalf BD has submitted an Order as set forth in paragraph (b) of the Settlement Procedures and take such other action as is required of BD pursuant to the Settlement Procedures.

                  2.5      DESIGNATION OF SPECIAL RATE PERIOD.

                           (a)      If the Trust delivers to its Auction Agent a
notice of the Auction Date for any series of Preferred Shares of the Trust for a Rate Period thereof that next succeeds a Rate period that is not a Minimum Rate Period in the form of Exhibit C to the Auction Agency Agreement, and BD is a Broker-.Dealer of such series, the Auction Agent shall deliver such notice to BD as promptly as practicable after its receipt of such notice from the Trust.

                           (b)      If the Board of Trustees of the Trust
proposes to designate any succeeding Subsequent Rate Period of any series of Preferred Shares of the Trust as a Special Rate Period and the Trust delivers to its Auction Agent a notice of such proposed Special Rate Period in the form of Exhibit D to the Auction Agency Agreement, and BD is a Broker-Dealer for such series, such Auction Agent shall deliver such notice to BD as promptly as practicable after its receipt of such notice from the Trust.

                           (c)      If the Board of Trustees of the Trust
determines to designate such succeeding Subsequent Rate Period as a Special Rate Period, and the Trust delivers to its


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Auction Agent a notice of such Special Rate Period in the form of Exhibit E to the Auction Agency Agreement not later than 11:00 A.M. on the second Business Day next preceding the first day of such Rate Period, and BD is a Broker-Dealer for such series, such Auction Agent shall deliver such notice to BD not later than 3:00 P.M. on such second Business Day.

                           (d)      If the Trust shall deliver to its Auction
Agent a notice not later than 11:00 A.M. on the second Business Day next preceding the first day of any Rate Period stating that the Trust has determined not to exercise its option to designate such succeeding Subsequent Rate Period as a Special Rate Period, in the form of Exhibit F to the Auction Agency Agreement, or shall fail to timely deliver either such notice or a notice in the form of Exhibit E to the Auction Agency Agreement, and BD is a Broker-Dealer for such series, such Auction Agent shall deliver a notice in the form of Exhibit F to the Auction Agency Agreement to BD not later than 3:00 P.M. on such second Business Day.

                  2.6      ALLOCATION OF TAXABLE INCOME.

                  If the Trust delivers to its Auction Agent a notice in the form of Exhibit I to the Auction Agency Agreement designating all or a portion of any dividend on shares of any series of Preferred Shares of the Trust to consist of net capital gains or other income taxable for Federal income tax purposes, and BD is a Broker-Dealer for such series, such Auction Agent shall deliver such notice to BD on the Business Day following its receipt of such notice from the Trust. On or prior to the Auction Date referred to in such notice, BD will contact each of its customers that is a Beneficial Owner of shares of such series of Preferred Shares or a Potential Beneficial Owner of shares of such series of Preferred Shares interested in submitting an Order in the Auction to be held on such Auction Date, and BD will notify such Beneficial Owners and Potential Beneficial Owners of the contents of such notice. BD will be deemed to have notified such Beneficial Owners and Potential Beneficial Owners if, for each of them, (i) BD makes a reasonable effort to contact such Beneficial Owner or Potential Beneficial Owner by telephone, and (ii) upon failing to contact such Beneficial Owner or Potential Beneficial Owner by Telephone BD mails written notification to such Beneficial Owner or Potential Beneficial Owner at the mailing address indicated in the account records of BD.

                  The Auction Agent for any series of Preferred Shares shall be required to notify BD if it is a Broker-Dealer for such series within two Business Days after each Auction of such series of the Auction Agent's receipt of notice from the Trust that such Auction involves an allocation of income taxable for Federal income tax purposes as to the dollar amount per share of such taxable income and income exempt from Federal income taxation included in the related dividend.

                  2.7      FAILURE TO DEPOSIT.

                           (a)      If: (i) any Failure to Deposit shall have
occurred with respect to shares of any series of Preferred Shares of the Trust during any Rate Period thereof (other than any Special Rate Period of Rate Period Days or any Rate Period succeeding any Special Rate Period of more than 364 Rate Period Days during which a Failure to deposit occurred that has not been cured), but, prior to 12:00 Noon, New York City time, on the third Business Day next succeeding the date on which such Failure to Deposit occurred, such Failure to Deposit shall have been cured in accordance with Section 2.8 of the Auction Agency Agreement and the Trust


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shall have paid to the Auction Agent for such series the applicable Late Charge as described in Section 2.8 of the Auction Agency Agreement, then, if BD is a Broker-Dealer for such series, such Auction Agent shall deliver a notice in the form of Exhibit G to the Auction Agency Agreement by first-class mail, postage prepaid, to BD not later than one Business Day after its receipt of the payment from the Trust curing such Failure to Deposit and such Late Charge.

                           (b)      If: (i) any Failure to Deposit shall have
occurred with respect to shares of any series of Preferred Shares of the Trust during any Rate Period thereof (other than any Special Rate Period of more than 364 Rate Period Days or any Rate Period succeeding any Special Rate Period of more than 364 Rate Period Days during which a Failure to Deposit occurred but has not been cured), and, prior to 12:00 Noon, New York City time, on the third Business Day next succeeding the date on which such Failure to Deposit occurred, such Failure to Deposit shall not have been cured as described in Section 2.8 of the Auction Agency Agreement or the Trust shall not have paid to the Auction Agent for such series the applicable Late Charge described in Section 2.8 of the Auction Agency Agreement; or (ii) any Failure to Deposit shall have occurred with respect to shares of any series of Preferred Shares of the Trust during a Special Rate Period thereof of more than 364 Rate Period Days, or during any Rate Period thereof succeeding any Special Rate Period of more than 364 Rate Period Days during which a Failure to Deposit occurred that has not been cured, and, prior to 12:00 noon, New York City time, on the fourth Business Day preceding the Auction Date for the Rate Period subsequent to such Rate Period, such Failure to Deposit shall not have been cured as described in Section 2.8 of the Auction Agency Agreement of the Trust shall not have paid to the Auction Agent for such series the applicable Late Charge described in Section 2.8 of the Auction Agency Agreement; then such Auction Agent shall deliver a notice in the form of Exhibit H to the Auction Agency Agreement to the Broker-Dealers for such series not later than one Business Day after the receipt of the payment from the Trust curing such Failure to Deposit and Late Charge.

                  2.8      SERVICE CHARGE TO BE PAID TO BD.

                           (a)      No later than 12:00 noon on each Dividend
Payment Date, the Auction Agent after each Auction will pay a service charge from funds provided by the Trust to each Broker-Dealer on the basis of the purchase price of Preferred Shares placed by such Broker-Dealer at such Auction. The service charge shall be (i) in the case of any Auction Date immediately preceding a seven-day Dividend Period, the product of (A) a fraction the numerator of which is the number of days in such Dividend Period (calculated by counting the date of original issue of such shares to but excluding the next succeeding dividend payment date of such shares) and the denominator of which is 365, times (B) 1/4 of 1%, times (C) $25,000 times (D) the sum of the aggregate number of shares of outstanding Preferred Shares for which the Auction is conducted and (ii) in the case of any Special Dividend Period the amount determined by mutual consent of the Trust and any such Broker-Dealers and shall be based upon a selling concession that would be applicable to an underwriting of fixed or variable rate Preferred Shares with a similar final maturity or variable rate dividend period, respectively, at the commencement of the Dividend Period with respect to such Auction.

                           (b)      If the Trust determines to change the rate
at which the Broker-Dealer Fee accrues, the Trust shall mail to the Auction Agent a notice thereof within two Business Days of such change. Any change in the Broker-Dealer Fee Rate shall be effective on the Auction Date next succeeding the Auction Agent's receipt of notice of such change.


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                  2.9      SETTLEMENT.

                           (a)      If any Existing Holder selling Preferred
Shares in an Auction fails to deliver such Preferred Shares (by authorized book-entry), the BD of any Person that was to have purchased Preferred Shares in such Auction may deliver to such Person a number of Preferred Shares that is less than the number of Preferred Shares that otherwise were to be purchased by such Person. In such event, the number of Preferred Shares to be so delivered shall be determined by BD. Delivery of such lesser number of Preferred Shares shall constitute good delivery. Upon the occurrence of any such failure to deliver Preferred Shares, BD shall deliver to the Auction Agent the notice required by Section 2.3(c)(ii) hereof. Notwithstanding the foregoing provisions of this Section 2.9(a), any delivery or non delivery of Preferred Shares which represents any departure from the results of an Auction, as determined by the Auction Agent, shall be of no effect unless and until the Auction Agent shall have been notified of such delivery or non-delivery in accordance with the terms of Section 2.3(c)(ii) hereof. The Auction Agent shall have no duty or liability with respect to enforcement of this Section 2.9(a).

                           (b)      Neither the Auction Agent nor the Trust
shall have any responsibility or liability with respect to the failure of an Existing Holder, a Potential Holder or an Agent Member or any of them to deliver Preferred Shares or to pay for Preferred Shares sold or purchased pursuant to the Auction Procedures or otherwise.

                           (c)      Notwithstanding any provision of the Auction
Procedures or the Settlement Procedures to the contrary, in the event BD is an Existing Holder with respect to shares of a series of Preferred Shares and the Auction procedures provide that BD shall be deemed to have submitted a Sell Order in an Auction with respect to such shares if BD fails to submit an Order in that Auction with respect to such shares, BD shall have no liability to any Person for failing to sell such shares pursuant to such a deemed Sell Order if
(i) such shares were transferred by the beneficial owner thereof without notification of such transfer in compliance with the Auction Procedures or (ii) BD has indicated to the Auction Agent pursuant to Section 2.2(f) of this Agreement that, according to BD's records, BD is not the Existing Holder of such shares.

                           (d)      Notwithstanding any provision of the Auction
Procedures or the Settlement Procedures to the contrary, in the event an Existing Holder or Beneficial Owner of shares of a series of Preferred Shares with respect to whom a Broker-Dealer submitted a Bid to the Auction Agent for such shares that was accepted in whole or in part, or submitted or is deemed to have submitted a Sell Order for such shares that was accepted in whole or in part, fails to instruct its Agent Member to deliver such shares against payment therefore, partial deliveries of Preferred Shares that have been made in respect of Potential Holders' or Potential Beneficial Owners' Submitted Bids for shares of such series that have been accepted in whole or in part shall constitute good delivery to such Potential Holders and Potential Beneficial Owners.

                  3.       THE AUCTION AGENT

                  3.1      DUTIES AND RESPONSIBILITIES.

                           (a)      The Auction Agent is acting solely as agent
for the Trust hereunder and owes no duties, fiduciary or otherwise, to any other Person.


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                           (b)      The Auction Agent undertakes to perform such
duties and only such duties as are specifically set forth in this Agreement, and no implied covenants or obligations shall be read into this Agreement, the Auction Agent Agreement, Auction Procedures or the Settlement Procedures against the Auction Agent.

                           (c)      In the absence of bad faith or negligence on
its part, the Auction Agent shall not be liable for any action taken, suffered, or omitted or for any error of judgment made by it in the performance of its duties under this Agreement. The Auction Agent shall not be liable for any error resulting from the use or reliance on a source of information used in good faith and without negligence to make any determination, calculation or declaration hereunder. The Auction Agent shall not be liable for any error of judgment made in good faith unless the Auction Agent shall have been negligent in ascertaining or failing to ascertain the pertinent facts. In no event shall the Auction Agent be liable for special, punitive, indirect or consequential loss or damage of any kind whatsoever (including but not limited to lost profits), even if the Auction Agent has been advised of the likelihood of such loss or damage and regardless of the form of action.

                           (d)      The Auction Agent shall not be: (i) required
to, and does not, make any representations or have any responsibilities as to the validity, accuracy, value or genuineness of any signatures or endorsements, other than its own; (ii) obligated to take any legal action hereunder that might, in its judgment, involve any expense or liability, unless it has been furnished with indemnity satisfactory to the Auction Agent; and (iii) responsible for or liable in any respect on account of the identity, Trust or rights of any Person (other than itself and its agents and attorneys) executing or delivering or purporting to execute or deliver any document under this Agreement or any Broker-Dealer Agreement.

                           (e)      The Auction Agent shall not be responsible
or liable for any failure or delay in the performance of its obligations under this Agreement arising out of or caused, directly or indirectly, by circumstances beyond its reasonable control; it being understood that the Auction Agent shall use reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.

                  3.2      RIGHTS OF THE AUCTION AGENT.

                           (a)      The Auction Agent may conclusively rely and
shall be fully protected in acting or refraining from acting upon any communication authorized by this Agreement and upon any written instruction, notice, request, direction, consent, report, certificate, share certificate or other instrument, paper or document believed by it to be genuine. The Auction Agent shall not be liable for acting upon any communication authorized by this Agreement (including, but not limited to, any made by telephone, telecopier or other means of electronic communication acceptable to the parties hereto) which the Auction Agent believes in good faith to have been given by the Trust or by BD. The Auction Agent may record telephone communications with BD.

                           (b)      The Auction Agent may consult with counsel
of its own choice, and the advice of such counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.


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                           (c)      The Auction Agent shall not be required to
advance, expend or risk its own funds or otherwise incur or become exposed to financial liability in the performance of its duties hereunder.

                           (d)      The Auction Agent may perform its duties and
exercise its rights hereunder either directly or by or through agents or attorneys and shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed by it with due care.

                           (e)      The Auction Agent shall not be responsible
or liable for any failure or delay in the performance of its obligations under this Agreement arising out of or caused, directly or indirectly, by circumstances beyond its reasonable control, it being understood that the Auction Agent shall use reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.

                  3.3 AUCTION AGENT'S DISCLAIMER. The Auction Agent makes no representation as to, and shall have no liability with respect to, the correctness of the recitals in, or the validity, adequacy or accuracy of, this Agreement, the Auction Agent Agreement, the Auction Procedures, the offering material used in connection with the offer and sale of the Preferred Shares or any other agreement or instrument executed in connection with the transactions contemplated herein or in any thereof.

                  4.       MISCELLANEOUS

                  4.1 TERMINATION. (a) Any party may terminate this Agreement at any time upon five (5) days written notice to the other parties, which notice may be given by facsimile as provided in Section 4.4 hereof. This Agreement shall automatically terminate upon the redemption of all outstanding Preferred Shares or upon termination of the Auction Agent Agreement.

                           (b)      BD represents that it (or if BD does not act
as Agent Member, one of its affiliates) shall make all dividend payments on the Preferred Shares available in same-day funds on each Dividend Payment Date to customers that use BD or affiliate as Agent Member.

                  4.2 AGENT MEMBER. BD is, and shall remain for the term of this Agreement, a member of, or participant in, the Securities Depository (or an affiliate of such a member or participant).

                  4.3 COMMUNICATIONS. Except for (i) communications authorized to be by telephone pursuant to this Agreement or the Auction Procedures and (ii) communications in connection with the Auctions (other than those expressly required to be in writing), all notices, requests and other communications to any party hereunder shall be in writing (for the purposes of this Agreement, telecopy or other means of electronic communication acceptable to the parties shall be deemed to be in writing) and shall be given to such party, addressed to it, at its address, telecopy number set forth below and, where appropriate reference the particular Auction to which such notice relates:

If to BD,                  _________________________
addressed:                 _________________________
                           _________________________
                           _________________________
                           Attention:  ________________
                           Telephone No.: ____________
                           Facsimile No.: _____________

If to the Auction          The Bank of New York
Agent, addressed:          Corporate Trust Administration
                           385 Rifle Camp Road - 1st Floor
                           West Paterson, NJ   07424
                           Attention:  Dealing and Trading Group - Auction Desk
                           Telephone No.: (973) 247-4642
                           Facsimile No.:  (973) 247-4646

If to the Trust,           BlackRock Florida Municipal Bond  Trust
addressed:                 c/o BlackRock Financial Management, Inc.
                           345 Park Avenue
                           New York, New York   10154
                           Attention:  Treasurer
                           Telephone No.:  212-409-3200
                           Facsimile No.:   212-409-3210

or such other address or facsimile number as such party may hereafter specify for such purpose by notice to the other parties. Each such notice, request or communication shall be effective when delivered at the address specified herein. Communications shall be given on behalf of BD by a BD Officer, on behalf of the Auction Agent by an Authorized Officer and on behalf of the Trust by an Authorized Trust Officer. Telephone communications may be recorded.

                  4.4 ENTIRE AGREEMENT. This Agreement contains the entire agreement between the parties relating to the subject matter hereof, and there are no other representations, endorsements, promises, agreements or understandings, oral, written or inferred, between the parties relating to the subject matter hereof.

                  4.5 BENEFITS. Nothing in this Agreement, express or implied, shall give to any person, other than the Auction Agent, the Trust and BD and their respective successors and permitted assigns, any benefit of any legal or equitable right, remedy or claim under this Agreement.

                  4.6      AMENDMENT; WAIVER.

                           (a)      This Agreement shall not be deemed or
construed to be modified, amended, rescinded, cancelled or waived, in whole or in part, except by a written instrument signed by a duly authorized representative of each of the parties hereto.

                           (b)      Failure of any party to this Agreement to
exercise any right or remedy hereunder in the event of a breach of this Agreement by any other party shall not constitute a waiver of any such right or remedy with respect to any subsequent breach.

                  4.7 SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon, inure to the benefit of, and be enforceable by, the respective successors and permitted assigns of each of the parties hereto. This Agreement may not be assigned by any party hereto absent the prior written consent of the other parties.

                  4.8 SEVERABILITY. If any clause, provision or section of this Agreement shall be ruled invalid or unenforceable by any court of competent jurisdiction, the invalidity or unenforceability of such clause, provision or section shall not affect any remaining clause, provision or section hereof.

                  4.9 EXECUTION IN COUNTERPARTS. This Agreement may be executed in several counterparts, each of which shall be an original and all of which shall constitute but one and the same instrument.

                  4.10 GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK (WITHOUT GIVING EFFECT TO ANY PROVISIONS THEREOF RELATING TO CONFLICTS OF LAW, OTHER THAN
SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW OF NEW YORK).

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their proper and duly authorized officers as of the date first above written.

                            THE BANK OF NEW YORK
                                as Auction Agent

                            By:
                               ---------------------------------------------
                            Name:  Joseph Panepinto
                            Title:    Vice President



                            MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED
                                 as Broker-Dealer

                            By:
                               ---------------------------------------------
                                     Name:
                                     Title:

                                                                       Exhibit A
                                                                To BROKER-DEALER
                                                                       AGREEMENT

                                AUCTION BID FORM

                   (Submit only one Order on this Order Form)
                     BLACKROCK FLORIDA MUNICIPAL BOND TRUST
     Municipal Auction Rate Cumulative Preferred Shares ("Preferred Shares")

To:  The Bank of New York                         Date of Auction ______________
     Corporate Trust Administration               Series of Preferred Shares
     385 Rifle Camp Road- 1st Floor               (indicate by
     West Patterson, New Jersey  07424            Number Designation)
     Attention:  Dealing and Trading Group        _______

The undersigned Broker-Dealer submits the following Order on behalf of the Bidder listed below:

                  Name of Bidder: __________________________________

                  Bidder placed the Order listed below covering the number of shares indicated (complete only one blank):

                  _________________ number of Preferred Shares now held by

                  Bidder (an Existing Holder), and the Order is a (check one):

                  |_|      Hold Order; or

                  |_|      Bid at a rate of ____%; or

                  |_|      Sell Order;

-- or -

                  _________________ number of Preferred Shares not now held by Bidder (a Potential Holder), and the Order is a Bid at a rate of ______%

Notes:

(1)      If submitting more than one Bid for one Bidder, use additional Order
         Forms.

(2) If one or more Bids covering in the aggregate more than the outstanding number of Preferred Shares held by any Existing Holder are submitted, such Bids shall be considered valid in the order of priority set forth in the Auction Procedures.

(3) A Hold or Sell Order may be placed only by an Existing Holder covering a number of Preferred Shares not greater than the number of Preferred Shares currently held by such Existing Holder.

(4) Potential Holders may make Bids only, each of which must specify a rate. If more than one Bid is submitted on behalf of any Potential Holder, each Bid submitted shall be a separate Bid with the rate specified.

(5) Bids may contain no more than three figures to the right of the decimal point (.001 of 1%).

(6) An Order must be submitted in whole Preferred Shares with an aggregate liquidation preference of $25,000.

                                 Name of Broker-Dealer: ________________________
                                 By: ________________________

                                                                       Exhibit B
                                                                To BROKER-DEALER
                                                                       AGREEMENT

                 (To be used only for transfers made other than
                             pursuant to an Auction)

                                  TRANSFER FORM

                     BLACKROCK FLORIDA MUNICIPAL BOND TRUST
     Municipal Auction Rate Cumulative Preferred Shares ("Preferred Shares")

                          Series _____ Preferred Shares
                        (indicate by Number Designation)

We are (check one):

                  |_|      the Existing Holder named below; or

                  |_|      the Broker-Dealer for such Existing Holder; or

                  |_|      the Agent Member for such Existing Holder.

                  We hereby notify you that such Existing Holder will transfer ___ Preferred Shares to _______________________.


                                       BLACKROCK FLORIDA MUNICIPAL BOND TRUST

                                       By: _______________________________
                                           Name:
                                           Title:


                                       ------------------------------------
                                       (Name of Existing Holder)


                                       ------------------------------------
                                       (Name of Broker-Dealer)


                                       ------------------------------------
                                       (Name of Agent Member)


                                        By: _______________________________
                                            Name:
                                            Title:

                                                                       Exhibit C
                                                                To BROKER-DEALER
                                                                       AGREEMENT

                    (To be used only for failures to deliver
                  Preferred Shares sold pursuant to an Auction)

                         NOTICE OF A FAILURE TO DELIVER

                     BLACKROCK FLORIDA MUNICIPAL BOND TRUST
     Municipal Auction Rate Cumulative Preferred Shares ("Preferred Shares")

                          Series _____ Preferred Shares
                        (indicate by Number Designation)

         Complete either I. or II.

         I. We are a Broker-Dealer for ______________ (the "Purchaser"), which purchased ____ Preferred Shares in the Auction held on __________________ from the seller of such Preferred Shares.

         II. We are a Broker-Dealer for _____________ (the "Seller"), which sold ____ Preferred Shares in the Auction held on ____________________ to the purchaser of such Preferred Shares.

         We hereby notify you that (check one):

         __________ the Seller failed to deliver such Preferred Shares to the
                    Purchaser; or

         __________ the Purchaser failed to make payment to the Seller upon delivery of such Preferred Shares.

                                           Name: _______________________________
                                                   (Name of Broker-Dealer)



                                           By: _________________________________
                                                Printed Name:
                                                Title:

         Capitalized terms used in this letter, unless otherwise defined herein, shall have the meanings set forth in the Offering Documents.

                                          (Name of Purchaser)


                                          By: __________________________________
                                              Name:
                                              Title:


                                          Address: _____________________________

                                          ______________________________________

                                          ______________________________________


Dated:


                                      S-1